Exhibit 99.2

L BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On May 11, 2021, L Brands, Inc. (the “Company”) announced that its Board of Directors unanimously approved a plan to separate L Brands, Inc. into two independent, public companies: Bath & Body Works and Victoria’s Secret, including PINK.  The Company expects to create these companies through a tax-free spin-off of Victoria’s Secret to L Brands’ shareholders.  On July 9, 2021, the Company’s Board of Directors approved the separation of the Victoria’s Secret business into an independent, publicly traded company (the “Separation”) by means of a distribution of 100% of the outstanding common stock of the newly created public company, Victoria’s Secret & Co. (“Victoria’s Secret”), on a pro rata basis to the Company’s existing shareholders.  The distribution of Victoria’s Secret’s shares is expected to be completed after the market close on August 2, 2021, with L Brands’ shareholders receiving one share of Victoria’s Secret common stock for every three shares of L Brands common stock held at the close of business on the record date of July 22, 2021 (the “Distribution”).  Only L Brands stockholders as of the close of business on the record date will receive Victoria’s Secret shares in the Distribution. The Distribution is subject to the satisfaction of a number of customary conditions.  Upon completion of the Separation, the Company expects Victoria’s Secret will have $1.0 billion of aggregate principal amount of indebtedness, and the Company expects $977 million of cash, the proceeds of that indebtedness net of related fees and expenses, to be distributed to the Company.  Victoria’s Secret has received approval for the listing of its common stock on the New York Stock Exchange under the symbol “VSCO.”

The following unaudited pro forma consolidated statements of income (loss) for the thirteen weeks ended May 1, 2021 and the fiscal years ended January 30, 2021, February 1, 2020 and February 2, 2019 reflect the results of operations as if the Distribution had occurred on February 4, 2018.  The unaudited pro forma consolidated balance sheet as of May 1, 2021 assumes that the Distribution occurred as of May 1, 2021. The unaudited pro forma consolidated financial information should be read together with the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended January 30, 2021, and in its quarterly report on Form 10-Q for the thirteen weeks ended May 1, 2021.

The unaudited pro forma consolidated financial statements are presented based on information currently available, are intended for informational purposes, are not intended to represent what the Company’s consolidated statements of income (loss) and balance sheet actually would have been had the Separation occurred on the dates indicated above and do not reflect all actions that may be undertaken by the Company after the Distribution and disposition of Victoria’s Secret. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the Company’s results of operations and financial position for any future period.

The “Historical L Brands (as reported)” column in the unaudited pro forma consolidated financial statements reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Separation and related transactions.

The information in the “Discontinued Operations” column in the unaudited pro forma consolidated statements of income (loss) was derived from the Company’s consolidated financial statements and related accounting records for the thirteen weeks ended May 1, 2021 and the fiscal years ended January 30, 2021, February 1, 2020 and February 2, 2019, and reflects the operating results of, and costs to separate, Victoria’s Secret.  Discontinued Operations does not include any allocation of general corporate overhead expense or interest expense of the Company to Victoria’s Secret.  The information in the “Discontinued Operations” column in the unaudited pro forma consolidated balance sheet was derived from the Company’s consolidated financial statements and the related accounting records as of May 1, 2021, adjusted to include certain assets and liabilities that will be transferred to Victoria’s Secret pursuant to the Separation and Distribution agreement, and exclude certain liabilities related to Victoria’s Secret that will be retained by the Company in connection with the Separation. Discontinued Operations does not reflect what Victoria’s Secret’s results of operations would have been on a stand-alone basis, and are not necessarily indicative of  future results of operations.  Beginning in the third quarter of fiscal 2021, Victoria’s Secret’s historical financial results for periods prior to the Distribution will be reflected in the Company’s consolidated financial statements as discontinued operations.

The information in the “Pro Forma Adjustments” column in the unaudited pro forma consolidated financial statements was based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Separation and related transactions that are factually supportable, and for purposes of the consolidated statements of income (loss), are expected to have a continuing impact on the Company. The pro forma adjustments do not reflect future events that may occur after the Separation, including potential selling, general and administrative dis-synergies and the expected charges, the expected realization of any cost savings and other synergies, or the usage of the expected cash distribution to be received from Victoria’s Secret in connection with the Separation.

The “Pro Forma L Brands” column is not necessarily indicative of future results nor does it reflect what the Company’s financial position and results of operations would have been as an independent public company during the periods presented.

L BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
THIRTEEN WEEKS ENDED MAY 1, 2021
(in millions, except per share amounts)

	Historical L Brands (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma L Brands
Net Sales	$3,024	$(1,554)	$—	$1,470
Costs of Goods Sold, Buying and Occupancy	1,610	(882)	—	728
Gross Profit	1,414	(672)	—	742
General, Administrative and Store Operating Expenses	842	(437)	—	405
Operating Income	572	(235)	—	337
Interest Expense	114	—	—	114
Other Loss	105	—	—	105
Income from Continuing Operations Before Income Taxes	353	(235)	—	118
Provision for Income Taxes	76	(48)	—	28
Net Income from Continuing Operations	$277	$(187)	$—	$90

Net Income Per Share from Continuing Operations:
Basic	$0.99			$0.32
Diluted	$0.97			$0.32

Weighted Average Number of Shares Outstanding:
Basic	279			279
Diluted	284			284

See Notes to Unaudited Pro Forma Consolidated Financial Statements

L BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED JANUARY 30, 2021
(in millions, except per share amounts)

	Historical L Brands (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma L Brands
Net Sales	$11,847	$(5,413)	$—	$6,434
Costs of Goods Sold, Buying and Occupancy	7,180	(3,842)	—	3,338
Gross Profit	4,667	(1,571)	—	3,096
General, Administrative and Store Operating Expenses	3,087	(1,596)	—	1,491
Operating Income	1,580	25	—	1,605
Interest Expense	438	(6)	—	432
Other Loss	50	1	—	51
Income from Continuing Operations Before Income Taxes	1,092	30	—	1,122
Provision for Income Taxes	248	9	—	257
Net Income from Continuing Operations	$844	$21	$—	$865

Net Income Per Share from Continuing Operations:
Basic	$3.04			$3.11
Diluted	$3.00			$3.07

Weighted Average Number of Shares Outstanding:
Basic	278			278
Diluted	281			281

See Notes to Unaudited Pro Forma Consolidated Financial Statements

L BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
FISCAL YEAR ENDED FEBRUARY 1, 2020
(in millions, except per share amounts)

	Historical L Brands (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma L Brands
Net Sales	$12,914	$(7,509)	$—	$5,405
Costs of Goods Sold, Buying and Occupancy	8,464	(5,446)	—	3,018
Gross Profit	4,450	(2,063)	—	2,387
General, Administrative and Store Operating Expenses	3,472	(2,125)	—	1,347
Impairment of Goodwill	720	(720)	—	—
Operating Income	258	782	—	1,040
Interest Expense	378	(8)	—	370
Other Loss	61	1	—	62
Income (Loss) from Continuing Operations Before Income Taxes	(181)	789	—	608
Provision for Income Taxes	185	(37)	—	148
Net Income (Loss) from Continuing Operations	$(366)	$826	$—	$460

Net Income (Loss) Per Share from Continuing Operations:
Basic	$(1.33)			$1.66
Diluted	$(1.33)			$1.65

Weighted Average Number of Shares Outstanding:
Basic	276			276
Diluted	276			278

See Notes to Unaudited Pro Forma Consolidated Financial Statements

L BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED FEBRUARY 2, 2019
(in millions, except per share amounts)

	Historical L Brands (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Pro Forma L Brands
Net Sales	$13,237	$(8,103)	$—	$5,134
Costs of Goods Sold, Buying and Occupancy	8,338	(5,414)	—	2,924
Gross Profit	4,899	(2,689)	—	2,210
General, Administrative and Store Operating Expenses	3,563	(2,173)	—	1,390
Loss on Divestiture of La Senza	99	2	—	101
Operating Income	1,237	(518)	—	719
Interest Expense	385	(2)	—	383
Other Income	5	7	—	12
Income from Continuing Operations Before Income Taxes	857	(509)	—	348
Provision for Income Taxes	213	(154)	—	59
Net Income from Continuing Operations	$644	$(355)	$—	$289

Net Income Per Share from Continuing Operations:
Basic	$2.33			$1.04
Diluted	$2.31			$1.04

Weighted Average Number of Shares Outstanding:
Basic	276			276
Diluted	279			279

See Notes to Unaudited Pro Forma Consolidated Financial Statements

L BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MAY 1, 2021
(in millions, except par value amounts)

	Historical L Brands (as reported)	Discontinued Operations (A)	Pro Forma Adjustments	Notes	Pro Forma L Brands
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,807	$(332)	$1,059	(B)	$3,534
Accounts Receivable, Net	221	(111)	—		110
Inventories	1,397	(761)	—		636
Other	187	(93)	—		94
Total Current Assets	4,612	(1,297)	1,059		4,374
Property and Equipment, Net	2,030	(1,036)	—		994
Operating Lease Assets	2,596	(1,602)	—		994
Goodwill	628	—	—		628
Trade Names	411	(246)	—		165
Deferred Income Taxes	72	(11)	—		61
Other Assets	197	(51)	—		146
Total Assets	$10,546	$(4,243)	$1,059		$7,362
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$735	$(366)	$—		$369
Accrued Expenses and Other	1,292	(631)	—		661
Current Operating Lease Liabilities	504	(356)	—		148
Income Taxes	149	(9)	—		140
Total Current Liabilities	2,680	(1,362)	—		1,318
Deferred Income Taxes	245	(100)	—		145
Long-term Debt	5,344	—	—		5,344
Long-term Operating Lease Liabilities	2,504	(1,541)	—		963
Other Long-term Liabilities	306	(22)	—		284
Shareholders’ Equity (Deficit):
Preferred Stock - $1.00 par value	—	—	—		—
Common Stock - $0.50 par value	144	—	—		144
Paid-in Capital	903	—	—		903
Accumulated Other Comprehensive Income	86	(7)	—		79
Retained Earnings (Accumulated Deficit)	(1,144)	(1,211)	1,059	(C)	(1,296)
Less: Treasury Stock, at Average Cost	(523)	—	—		(523)
Total L Brands, Inc. Shareholders’ Equity (Deficit)	(534)	(1,218)	1,059		(693)
Noncontrolling Interest	1	—	—		1
Total Equity (Deficit)	(533)	(1,218)	1,059		(692)
Total Liabilities and Equity (Deficit)	$10,546	$(4,243)	$1,059		$7,362

See Notes to Unaudited Pro Forma Consolidated Financial Statements

L BRANDS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statements of income (loss) for the thirteen weeks ended May 1, 2021 and the fiscal years ended January 30, 2021, February 1, 2020 and February 2, 2019, and the unaudited pro forma consolidated balance sheet as of May 1, 2021 includes the following adjustments:

(A)
Reflects the discontinued operations of Victoria’s Secret, including the associated assets, liabilities, equity and results of operations and the non-recurring costs, primarily consisting of professional fees, that are directly related to the Separation.  Certain liabilities related to Victoria’s Secret and certain general corporate overhead expenses that were not specifically related to Victoria’s Secret were excluded, as they did not meet the discontinued operations criteria.

(B)
Reflects the expected cash distribution from Victoria’s Secret to the Company in connection with the Separation.  Upon completion of the Separation, the Company expects Victoria’s Secret will have $1.0 billion of aggregate principal amount of indebtedness, and the Company expects $977 million of cash, the proceeds of that indebtedness net of related fees and expenses, to be distributed to the Company.  Additionally, the Company expects that Victoria’s Secret will transfer cash of approximately $82 million, to be effected prior to Separation, to provide Victoria’s Secret with approximately $250 million in cash at the time of Separation.

(C)	Reflects the impact to the Company’s shareholders’ equity from the pro forma adjustment described in note (B).